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NEWS RELEASE
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[NEXTEL LOGO]                                        NEXTEL COMMUNICATIONS, INC.
                                                     2001 Edmund Halley Drive
                                                     Reston, VA  20191
                                                     703 433-4000


                                                                       CONTACTS:
                                          INVESTORS: PAUL BLALOCK (703) 433-4300
                                                 MEDIA: BEN BANTA (703) 433-4700


                NEXTEL REPORTS RECORD YEAR 2000 FINANCIAL RESULTS

                  -ANNUAL GLOBAL SERVICE REVENUES INCREASE 59%-
                        -ANNUAL GLOBAL CASH FLOW UP 136%-
            -GLOBAL PROPORTIONATE 4Q SUBSCRIBER ADDITIONS OF 689,900-

RESTON, Va. - February 16, 2001 - Nextel Communications, Inc. (NASDAQ: NXTL), today announced consolidated financial results for full year 2000 including record operating revenues of $5.71 billion, consolidated operating cash flow of $1.26 billion and approximately 7.63 million global proportionate subscribers.

"Nextel had a terrific year," said Tim Donahue, Nextel's CEO. "In 2000, Nextel delivered on our global objectives and continued to lead the wireless industry in subscriber quality. Domestic operations added 2.16 million new subscribers and we achieved our goal of $1.40 billion in domestic operating cash flow for the year. In 2001, Nextel will continue to enhance our global networks, and expand our product and service offerings, as we broaden our appeal to high-end customers and prepare for continued growth in the highly competitive global wireless marketplace."

Consolidated operating revenues rose 51% from $3.79 billion in 1999 to $5.71 billion in 2000. Domestic operating revenues were $5.38 billion, while Nextel International reported $330 million in operating revenues. Consolidated service revenues for 2000, which exclude digital handset and accessory sales of $426 million, rose 59% to $5.29 billion and include $4.98 billion from domestic operations and $309 million from Nextel International.

At the end of 2000, Nextel's 7.63 million global proportionate subscribers were comprised of 6.68 million domestic subscribers, 881,700 proportionate International subscribers and 73,700 proportionate subscribers from Nextel Partners, Inc. (NASDAQ: NXTP). Nextel's domestic operations added approximately 521,200 new subscribers during the fourth quarter 2000 and 2.16 million subscribers during the year. Nextel's proportionate share in Nextel Partners net additions during the fourth quarter is 17,800. Nextel International added approximately 150,900 proportionate subscribers during the fourth quarter 2000 and approximately 491,600 proportionate subscribers during the year.

Consolidated operating cash flow (earnings before interest, taxes, depreciation and amortization) for the entire year increased by 136% - from $535 million in 1999 to $1.26 billion in 2000. Consolidated operating cash flow grew 79% to $387 million during the quarter as compared with $216 million during the fourth quarter of 1999. For domestic operations, operating cash flow doubled during 2000 - from $698 million in 1999 to $1.40 billion in 2000. Domestic operating cash flow grew 67% to $418 million during the fourth quarter as compared with $251 million in the fourth quarter 1999. Nextel International's operating cash flow loss of $133 million for 2000 was an improvement over the $163 million loss reported for all of 1999. For the fourth quarter of 2000, Nextel International's operating cash flow loss was $33 million.

The consolidated loss attributable to common stockholders improved to $61 million during the fourth quarter 2000 as compared with a $369 million loss in the fourth quarter of 1999. The consolidated loss per share attributable to common stockholders was $1.35 for 2000 and $0.08 for the fourth quarter of 2000 and includes a gain on the exchange of Clearnet shares for Telus Corporation shares as previously disclosed in Nextel's public filings.

"In 2000, Nextel accomplished its financial goals," said John Brittain, Nextel's CFO. "Domestic subscribers grew 48%, service revenue grew 55%, and cash flow grew 100% to $1.40 billion. For 2001, we expect domestic revenues to exceed $7 billion, and cash flow growth of 50%-65%. We also expect that operating expenses will be significantly greater earlier in the year with accelerating cash flow growth in the second half of 2001. As a result, domestic operating cash flow in the first quarter of 2001 may not exceed fourth quarter 2000. With approximately $7 billion of liquidity, Nextel has the financial wherewithal to stay at the forefront of the exploding growth in the wireless industry."

Total minutes of use on the Nextel National Network grew 75% to 31.5 billion for the year 2000. In order to accommodate demand for service, Nextel added approximately 3,900 cell sites to its network during 2000 - bringing the total number of sites to approximately 12,700 at year end 2000. Nextel also brought 29 switches online during the year - which brings the total to 75 switches at year end. During the fourth quarter, Nextel added approximately 1,500 cell sites and five switches. Fourth quarter 2000 capital expenditures were $963 million for domestic operations and $174 million for international operations. Full year capital expenditures were $2.98 billion for domestic operations and $567 million for Nextel International.

Nextel has also recently committed to purchase additional spectrum in the 700, 800, and 900 bands. Giving effect to pending acquisitions, Nextel now has approximately 20 MHz of spectrum in the 800 and 900 bands in 52 of the top 100 U.S. markets and approximately 4 MHz of spectrum in the 700 band.

NEXTEL INTERNATIONAL

"Nextel International had an excellent quarter and an excellent year," said Steve Shindler, Nextel International's CEO. "Our accelerating results in our key performance metrics highlight the strength of our service offerings and give us great confidence that we will continue our success story in 2001. Our continuing network expansion and broadening of services, like regional Direct Connect and planned data services will help us grow our high-quality subscriber base."

Nextel International grew proportionate digital subscribers 119% during 2000 to 881,700 at the end of 2000. A record 150,900 new proportionate customers were added during the fourth quarter - an increase of approximately 79% over the fourth quarter 1999 subscriber additions.

International consolidated operating revenues grew 166% from $124 million in 1999 to $330 million in 2000. Fourth quarter revenues grew 188% - from $41 million in the fourth quarter 1999 to $118 million in the fourth quarter 2000.

During 2000, Nextel International continued to expand coverage and capacity to its network operations, adding more than 560 new cell sites throughout its service territories. Additionally, while Nextel International has always provided Direct Connect within each of its service territories, its customers in Brazil can now use this feature between our digital service territories nationwide. Nextel International continues to make progress in building an iDEN packet data service capability and expects to launch data services by mid-year 2001.

Nextel Communications, Inc., based in Reston, VA, is the leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the United States covering thousands of communities across the United States. Nextel and Nextel Partners, Inc., currently serve 182 of the top 200 U.S. markets. Through recent market launches, Nextel and Nextel Partners' service is available today in areas of the U.S. where approximately 217 million people live or work. The Nextel National Network offers a fully integrated wireless communications tool with digital cellular, text/numeric paging, wireless Internet access and Nextel Direct Connect(R) - a digital two-way radio feature. In addition, through Nextel International, Inc., Nextel has wireless operations and investments in Canada, Mexico, Argentina, Brazil, the Philippines, Peru, and Chile. Please visit our website at http://www.nextel.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel and Nextel International's actual future experience involving any one or more of such matters and subject areas. Nextel and Nextel International have attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from Nextel's and/or Nextel International's current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted occupational markets, performance of our technologies, competition and acceptance of new technologies, as well as those that are described from time to time in Nextel's and Nextel International's reports filed with the SEC, including Nextel's and Nextel International's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and in the 10-Q's for the first, second and third quarters of 2000 filed by Nextel and Nextel International.




                                    - MORE -

                  NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in millions, except per share data)

                                                                YEARS ENDED        THREE MONTHS ENDED
                                                               DECEMBER 31,           DECEMBER 31,
                                                            ------------------     ------------------
                                                             2000       1999         2000       1999
                                                            -------    -------     -------    -------
OPERATING REVENUES                                          $ 5,714    $ 3,786     $ 1,646    $ 1,091
OPERATING EXPENSES
  Cost of revenues                                            2,172      1,579         623        416
  Selling, general and administrative                         2,278      1,672         636        459
                                                            -------    -------     -------    -------
EBITDA                                                        1,264        535         387        216
  Depreciation and amortization                               1,265      1,004         367        272
                                                            -------    -------     -------    -------
OPERATING (LOSS) INCOME                                          (1)      (469)         20        (56)
Interest expense                                             (1,245)      (878)       (333)      (251)
Interest income                                                 396         96          98         68
Realized gain on exchange of investments                        275         --         275         --
Equity in losses of unconsolidated affiliates                  (152)       (73)        (46)       (24)
Other (expense) income, net                                     (17)        26         (30)         9
                                                            -------    -------     -------    -------
LOSS BEFORE INCOME TAX BENEFIT                                 (744)    (1,298)        (16)      (254)
Income tax benefit                                               33         28           9          3
                                                            -------    -------     -------    -------
LOSS BEFORE EXTRAORDINARY ITEM                                 (711)    (1,270)         (7)      (251)
Extraordinary loss from extinguishment of debt                 (104)       (68)         --        (68)
Mandatorily redeemable preferred stock dividends               (209)      (192)        (54)       (50)
                                                            -------    -------     -------    -------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                    $(1,024)   $(1,530)    $   (61)   $  (369)
                                                            =======    =======     =======    =======

LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS,
  BASIC AND DILUTED:
  Loss before extraordinary item attributable to
    common stockholders                                     $ (1.21)   $ (2.29)    $  (0.08)  $  (0.42)
  Extraordinary item                                          (0.14)     (0.10)         --       (0.10)
                                                            -------    -------     -------    --------
                                                            $ (1.35)   $ (2.39)    $  (0.08)  $  (0.52)
                                                            =======    =======     ========   ========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING                                                   756        639         762        710
                                                            =======    =======     =======    =======

               SELECTED CONSOLIDATED BALANCE SHEET AND OTHER DATA
                         (in millions, except unit data)

                                                                       AS OF DECEMBER 31,
                                                                      --------------------
                                                                        2000         1999
                                                                      --------   ---------
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, including
  restricted portion of $474 and $1,365                                $ 4,674     $ 5,808
PROPERTY, PLANT AND EQUIPMENT, NET                                       8,791       6,152
INTANGIBLE ASSETS, NET                                                   5,982       4,889
TOTAL ASSETS                                                            22,686      18,410
LONG-TERM DEBT, including current portion of $201 and $1,165            14,057      10,925
REDEEMABLE PREFERRED STOCK                                               1,881       1,770
TOTAL STOCKHOLDERS' EQUITY                                               2,028       2,574
DIGITAL HANDSETS IN SERVICE:
  Domestic                                                             6,678,200  4,515,700
                                                                       =========  =========
  Global - proportionate                                               7,633,600  4,934,300
                                                                       =========  =========

                                                          YEARS ENDED            THREE MONTHS ENDED
                                                         DECEMBER 31,        DECEMBER 31, SEPTEMBER 30,
                                                      ------------------     --------------------------
                                                        2000       1999         2000          2000
                                                      --------   -------     -----------  ------------
Consolidated capital expenditures                     $  3,543   $ 2,081        $ 1,137      $   806
                                                      ========   =======        =======      =======

                   NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in millions, except per share data)

                                                                         YEARS ENDED        THREE MONTHS ENDED
                                                                        DECEMBER 31,           DECEMBER 31,
                                                                     ------------------     ------------------
                                                                      2000       1999         2000       1999
                                                                     -------    -------     -------    -------
OPERATING REVENUES                                                   $   330    $   124     $   118    $    41
OPERATING EXPENSES
  Cost of revenues                                                       182         96          65         31
  Selling, general and administrative                                    281        191          86         45
                                                                     -------    -------     -------    -------
EBITDA                                                                  (133)      (163)        (33)       (35)
  Depreciation and amortization                                          161        108          58         27
                                                                     -------    -------     -------    -------
OPERATING LOSS                                                          (294)      (271)        (91)       (62)
Interest expense                                                        (249)      (180)        (72)       (52)
Interest income                                                           22          9           7          4
Realized gain on exchange of investments                                 240         --         240         --
Equity in losses of unconsolidated affiliates                            (54)       (31)        (23)       (10)
Foreign currency transaction losses, net                                 (25)       (61)        (34)        --
Other income (expense), net                                               11         14           4         (2)
                                                                     -------    -------     -------    -------
(LOSS) INCOME BEFORE INCOME TAX PROVISION                               (349)      (520)         31       (122)
Income tax provision                                                     (68)        --         (69)        --
                                                                     -------    -------     -------    -------
NET LOSS                                                                (417)      (520)        (38)      (122)
Accretion of Nextel International series A redeemable
  preferred stock to liquidation preference value                        (61)        --          --         --
                                                                     -------    -------     -------    -------
LOSS ATTRIBUTABLE TO NEXTEL INTERNATIONAL COMMON STOCKHOLDERS        $  (478)   $  (520)    $   (38)   $  (122)
                                                                     =======    =======     =======    =======
LOSS PER SHARE ATTRIBUTABLE TO NEXTEL INTERNATIONAL COMMON
  STOCKHOLDERS, BASIC AND DILUTED                                    $ (1.93)   $ (2.37)    $ (0.14)   $ (0.56)
                                                                     =======    =======     =======    =======

WEIGHTED AVERAGE NUMBER OF NEXTEL INTERNATIONAL COMMON
  SHARES OUTSTANDING                                                     248        219         271        219
                                                                     =======    =======     =======    =======


               SELECTED CONSOLIDATED BALANCE SHEET AND OTHER DATA
                         (in millions, except unit data)

                                                                       AS OF DECEMBER 31,
                                                                      ---------------------
                                                                        2000         1999
                                                                      ---------  ----------

CASH AND CASH EQUIVALENTS, including restricted portion of $28 and $6  $   474     $   100
PROPERTY, PLANT AND EQUIPMENT, NET                                       1,070         539
INTANGIBLE ASSETS, NET                                                     978         482
TOTAL ASSETS                                                             3,193       1,682
LONG-TERM DEBT, including current portion of $172 and $33                2,519       1,548
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                        81        (180)

PROPORTIONATE INTERNATIONAL DIGITAL HANDSETS IN SERVICE                881,700     403,500
                                                                       =======     =======

                                                          YEARS ENDED            THREE MONTHS ENDED
                                                         DECEMBER 31,        DECEMBER 31, SEPTEMBER 30,
                                                      ------------------     --------------------------
                                                        2000       1999         2000          2000
                                                      --------   -------     -----------  ------------
International capital expenditures                    $    567   $   173        $   174       $   140
                                                      ========   =======        =======       =======

                  NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                   SUPPLEMENTARY STATEMENT OF OPERATIONS DATA
                                  (in millions)

In the fourth quarter of 2000, we adopted Staff Accounting Bulletin, or SAB, No. 101, "Revenue Recognition in Financial Statements," which results in the recognition of handset sales as operating revenues over periods of up to four years. The cost of handset sales is being recognized over the same periods in amounts equivalent to the handset sales recognized. The application of SAB No. 101 is reflected in our reported results for the fourth quarter and year ended December 31, 2000. For all periods presented, we have reclassified digital handset and accessory sales to operating revenues and the related cost of digital handset and accessory sales to cost of revenues. We had previously reported these amounts within selling, general and administrative expense.


                  NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                                  (in millions)

                                                                YEARS ENDED        THREE MONTHS ENDED
                                                               DECEMBER 31,           DECEMBER 31,
                                                            ------------------     ------------------
                                                             2000       1999         2000       1999
                                                            -------    -------     -------    -------
 OPERATING REVENUES
  Service and other revenues                                $ 5,288    $ 3,326     $ 1,533    $   980
  Digital handset and accessory sales                           426        460         113        111
                                                            -------    -------     -------    -------
                                                              5,714      3,786       1,646      1,091
                                                            -------    -------     -------    -------
 COST OF REVENUES
  Cost of service and other revenues                          1,036        697         276        193
  Cost of digital handset and accessory sales                 1,136        882         347        223
                                                            -------    -------     -------    -------
    Total cost of revenues                                    2,172      1,579         623        416
  Selling, general and administrative                         2,278      1,672         636        459
                                                            -------    -------     -------    -------
 EBITDA                                                     $ 1,264    $   535     $   387    $   216
                                                            =======    =======     =======    =======


                   NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
                                  (in millions)

                                                                YEARS ENDED        THREE MONTHS ENDED
                                                               DECEMBER 31,           DECEMBER 31,
                                                            ------------------     ------------------
                                                             2000       1999         2000       1999
                                                            -------    -------     -------    -------
OPERATING REVENUES
  Service and other revenues                                $   309    $   104     $   112    $    35
  Digital handset and accessory sales                            21         20           6          6
                                                            -------    -------     -------    -------
                                                                330        124         118         41
                                                            -------    -------     -------    -------
OPERATING EXPENSES
  Cost of service and other revenues                             81         41          29         11
  Cost of digital handset and accessory sales                   101         55          36         20
                                                            -------    -------     -------    -------
    Total cost of revenues                                      182         96          65         31
  Selling, general and administrative                           281        191          86         45
                                                            -------    -------     -------    -------
EBITDA                                                      $  (133)   $  (163)    $   (33)   $   (35)
                                                            =======    =======     =======    =======


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